Exhibit 99.1

ACTIVE Network Reports First Quarter 2013 Financial Results

•	First Quarter Revenue Increases 12% to $106.0 Million

•	Record First Quarter Adjusted EBITDA of $6.1 Million

•	Operating Cash Flow of $60.2 Million for the Quarter

SAN DIEGO, CALIF. – May 2, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based activity and participant management™ solutions, today announced its financial results for the first quarter ended March 31, 2013.

Q1 2013 Financial Highlights:

(All comparisons are made to the first quarter of 2012)

•	Total net revenue up 12% to $106.0 million.

•	Technology revenue increased 13% and constituted 90%, or $95.0 million, of total net revenue.

•	Net registration revenue increased 11% to $70.5 million - number of registrations flat; revenue per registration up 11%.

•	Marketing services revenue constituted 10%, or $11.0 million, of total net revenue.

•	Gross margins increased 230 basis points as a % of revenue to 52.6%.

•	Net loss was $15.2 million compared to net loss of $20.3 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $6.1 million.

“Our strong first quarter 2013 revenues and bottom line results demonstrate the Company’s ability to scale our infrastructure and deliver gross margin accretion,” said Scott Mendel, CFO of ACTIVE Network. “Cash flow for the quarter was very strong, reflecting our top line growth and following typical seasonal patterns. We remain focused on driving operational efficiency to capitalize on our large market opportunity and generate long-term growth.”

Q1 2013 Key Business Highlights

•	Marquee customer highlights included wins from YMCA Los Angeles, New Jersey Department of Environmental Protection, Two Cities Marathon, and Woodlands Marathon.

•

ACTIVE Network renewed exclusive multi-year contracts with well-known clients including Gartner, IRONMAN, Georgia State Parks and Recreation.Gov, which services the National Park Service, the National Forest Service, Bureau of Land Management, and the Army Corps of Engineers.

•

ACTIVE Network announced that the YMCA of Greater San Antonio, has extended their relationship and is migrating from Class® software to ACTIVE Net™, a cloud-based solution that can help improve operational efficiency, engage members and drive participation by offering better online access to activities.

•	ACTIVE Network launched ACTIVE On-Site, a mobile app and branded credit card reader to help race directors simplify and speed up the on-site check-in, registration and payment process.

Financial Outlook

Second Quarter 2013 - For the second quarter of 2013, ACTIVE Network expects total revenue to be in the range of $128 million to $133 million. Registrations are expected to grow approximately 3% to 8% and revenue per registration is expected to grow approximately 3% to 5% compared to the same period in the prior year. The Company expects a net loss of $10 million to $3 million and Adjusted EBITDA in the range of $18 million to $21 million. Second quarter guidance includes the estimated impact of one-time charges associated with the recent management change.

Full Year 2013 - Due to the recent management changes, ACTIVE Network is prioritizing and accelerating its strategic and financial goals for the remainder of the year. Accordingly, the Company will not be providing full year 2013 guidance at this time, but expects to do so once it has had an opportunity to align its financial projections with its go-forward strategy.

Conference Call Information

ACTIVE Network will host a conference call to discuss first quarter 2013 results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number is (877) 546-5019 for domestic participants and (857) 244-7551 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the ACTIVE Network corporate website at: http://investors.ACTIVEnetwork.com.

A replay of the call will be available starting at 6:30 p.m. Eastern Time (3:30 p.m. Pacific Time) on May 2, 2013 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 9, 2013. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 outside of the United States and use the passcode 41574038. The replay will also be available via webcast at:

http://investors.activenetwork.com/.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in activity and participant management™, our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth and improve its operations, including growing its registrations and revenue from registrations, the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, the effects of the Company’s recent management change and the final terms of the separation agreements, if any, with the Company’s former officers and the associated impact on our financial results, as well as the other risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which are expressly incorporated herein by reference, and other factors as may periodically be described from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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© 2013 The Active Network, Inc. All rights reserved. ACTIVE.com, ACTIVE Works and StarCite are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:	Investor Contact:

Gwen Dille, ACTIVE Network Gwen.Dille@ACTIVEnetwork.com 1-858-964-7701	Brinlea Johnson, The Blueshirt Group Brinlea@blueshirtrgroup.com 1-212-331-8424 Allise Furlani, The Blueshirt Group allise@blueshirtgroup.com 212-331-8433

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net Revenue:
Technology revenue	$94,990	$84,120
Marketing services revenue	11,021	10,318

Total net revenue	106,011	94,438

Cost of net revenue:
Cost of technology revenue	49,046	45,655
Cost of marketing services revenue	1,191	1,316

Total cost of net revenue	50,237	46,971

Gross profit	55,774	47,467

Operating expenses:
Sales and marketing	26,826	25,024
Research and development	21,176	21,209
General and administrative	16,508	16,544
Amortization of intangibles	4,454	5,692

Total operating expenses	68,964	68,469

Loss from operations	(13,190)	(21,002)

Interest income	15	25
Interest expense	(182)	(151)
Other income (expense), net	(553)	1,401

Loss before provision for income taxes	(13,910)	(19,727)
Provision for income taxes	1,318	611

Net loss	$(15,228)	$(20,338)

Net loss per share:
Basic and diluted	$(0.25)	$(0.36)

Weighted-average shares used to compute net loss per share:
Basic and diluted	60,764	56,982

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,039	$58,493
Restricted cash	422	1,145
Registration receivable	44,750	16,260
Accounts receivable, net	42,863	51,363
Inventories	4,298	4,809
Prepaid expenses and other current assets	11,084	8,922

Total current assets	210,456	140,992

Property and equipment, net	40,082	41,236
Software development costs, net	50,636	51,151
Goodwill	243,189	243,716
Intangible assets, net	56,974	62,806
Other long-term assets	2,508	2,569

Total assets	$603,845	$542,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,997	$8,174
Registration fees payable	124,254	61,272
Accrued expenses	43,581	38,865
Deferred revenue	74,815	66,846
Capital lease obligations, current portion	2,670	2,774
Other current liabilities	3,961	4,373

Total current liabilities	255,278	182,304

Capital lease obligations, net of current portion	1,805	2,462
Other long-term liabilities	5,864	6,192
Deferred tax liability	19,945	19,065

Total liabilities	282,892	210,023

Stockholders’ equity:
Common stock	62	62
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	657,981	653,694
Accumulated other comprehensive income	8,381	8,934
Accumulated deficit	(333,512)	(318,284)

Total stockholders’ equity	320,953	332,447

Total liabilities and stockholders’ equity	$603,845	$542,470

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities
Net loss	$(15,228)	$(20,338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,744	7,819
Amortization of intangible assets	5,655	7,157
Stock-based compensation expense	3,926	3,029
Deferred income taxes	898	640
Other non-cash items	(436)	(1,442)
Change in operating assets and liabilities, net of effect of acquisitions:
Restricted cash	723	—
Registration receivable	(28,490)	(23,609)
Accounts receivable	8,525	5,090
Inventories	511	(1,418)
Prepaid expenses and other assets	(2,118)	(995)
Accounts payable and accrued expenses	5,801	2,652
Registration fees payable	62,982	37,769
Deferred revenue	8,114	11,319
Other liabilities	(390)	802

Net cash provided by operating activities	60,217	28,475
Investing activities
Purchases of property and equipment	(6,130)	(5,849)
Capitalized software development	(5,388)	(5,285)
Cash paid for acquisitions, net of cash acquired	—	(38,037)

Net cash used in investing activities	(11,518)	(49,171)
Financing activities
Proceeds from issuance of common stock and repurchase of unvested common stock	274	3,722
Payments on capital lease obligations	(760)	(1,561)
Proceeds (repayment) of long-term debt	—	5,000

Net cash provided by financing activities	(486)	7,161
Effect of exchange rates on cash	333	(150)

Net increase (decrease) in cash and cash equivalents	48,546	(13,685)
Cash and cash equivalents at beginning of period	58,493	108,699

Cash and cash equivalents at end of period	$107,039	$95,014

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

Operational Data:

	Three Months Ended March 31,		% change
	2013	2012
Net registration revenue	70,545	63,519	11%
Registrations	18,138	18,223	—
Net registration revenue per registration	$3.89	$3.49	11%

GAAP and Non-GAAP Gross Profit Margin:

	Three Months Ended March 31,		% or bps change
	2013	2012
Total net revenue	$106,011	$94,438	12%
GAAP gross profit	$55,774	$47,467	18%
Add back: stock-based compensation	165	60
Add back: depreciation & amortization	9,470	7,718

Non-GAAP gross profit	$65,409	$55,245	18%

Gross profit margin:
GAAP gross profit margin	52.6%	50.3%	230 bps
Non-GAAP gross profit margin	61.7%	58.5%	320 bps

Stock-Based Compensation Expense:

	Three Months Ended March 31,
	2013	2012
Cost of net revenue	$165	$60
Sales and marketing	750	696
Research and development	599	452
General and administrative	2,412	1,821

Total stock-based compensation	$3,926	$3,029

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

Non-GAAP Earnings:

	Three Months Ended March 31,
	2013	2012
Non-GAAP net loss:
GAAP net loss	$(15,228)	$(20,338)
Add back: stock-based compensation	3,926	3,029
Add back: amortization of intangibles	5,655	7,157
Income tax effect	(3,353)	(3,565)

Non-GAAP net loss	$(9,000)	$(13,717)

Weighted-average shares used to compute net loss per share:
Basic and diluted	60,764	56,982

Non-GAAP net loss per share:

Basic and diluted	$(0.15)	$(0.24)

Adjusted EBITDA:

	Three Months Ended March 31,
	2013	2012
Net loss	$(15,228)	$(20,338)
Add back: interest expense, net	167	126
Add back: provision for income taxes	1,318	611
Add back: depreciation and amortization	15,399	14,976
Add back: stock-based compensation	3,926	3,029
Add back: other (income) expense, net	553	(1,401)

Adjusted EBITDA	$6,135	$(2,997)

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE—2ND QUARTER 2013 OUTLOOK

(In thousands, except per share data)

	Estimated
	2nd Quarter 2013
	Low End	High End
Reconciliation of GAAP to Non-GAAP Results:
Net loss	$(10,000)	$(3,000)
Interest, taxes and other	2,000	1,000
Depreciation and amortization	16,000	15,000
Stock-based compensation	10,000	8,000

Adjusted EBITDA	$18,000	$21,000

Net loss per share:
Net loss	$(10,000)	$(3,000)

Weighted average shares—basic and diluted	62,000	62,000
Net loss per share—basic and diluted	$(0.16)	$(0.05)

Non-GAAP net income (loss):
GAAP net loss	$(10,000)	$(3,000)
Add back: stock-based compensation	10,000	8,000
Add back: amortization of intangibles	5,500	5,000
Income tax effect	(5,400)	(4,600)

Non-GAAP net income (loss)	$100	$5,400

Weighted average shares—basic	62,000	62,000
Weighted average shares—diluted	64,000	64,000

Non-GAAP net income per share—basic	$0.00	$0.09

Non-GAAP net income per share—diluted	$0.00	$0.08